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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 9, 2000 included in this Annual Report on Form 10-K of Gaylord Entertainment Company into the Company's previously filed Registration Statement File Numbers 333-37051, 333-37053, 333-79323 and 333-31254. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our reports.




                                    ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 27, 2000